                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                               (Amendment No. 2)

                                 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 8, 2000






                        Commission file number 333-90165

                                 XCARE.NET, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                85-0373486
  (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)                 Identification No.)












      6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400, ENGLEWOOD, COLORADO 80111
                    (Address of principal executive offices)


                                 (303) 488-2019
                         (Registrant's telephone number)

ITEM 5. OTHER EVENTS

         On November 8, 2000, the Registrant purchased all of
United/Healthscope's, Inc d/b/a Advica Health Resources ("Advica") common shares for 70,000 shares of the Registrant's common stock. Total value of the consideration was $2.2 million. The calculation of the value of the consideration is included in our pro forma financial information. The Registrant is filing this 8-K/A to comply with the 60-day requirement for filing the acquiree's financial statements and pro forma financial information.

         On November 29, 2000, the Registrant purchased all Integrated Media, Inc.'s common stock for $3,050,000 in cash.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements of Business Acquired

         The required financial statements of the acquisition of Advica are set forth below.

                          INDEPENDENT AUDITORS' REPORT

UNITED/HEALTHSCOPE, INC. AND SUBSIDIARIES

Board of Directors and Stockholders
United/Healthscope, Inc.
Islandia, New York


We have audited the accompanying consolidated balance sheets of United/Healthscope, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, capital deficiency and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of United/Healthscope, Inc. and subsidiaries as of December 31, 1999 and 1998, and the consolidated results of their operations and their consolidated cash flows for the periods then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has experienced net losses, has a negative working capital position, and a capital deficiency that raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                            /s/ RICHARD S. EISNER & COMPANY, LLP

New York, New York
July 21, 2000

UNITED/HEALTHSCOPE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

                                                                                                           DECEMBER 31,
                                                                                SEPTEMBER 30,    ----------------------------------
                                                                                    2000               1999             1998
                                                                              ---------------    ---------------    ---------------
ASSETS                                                                          (UNAUDITED)
Current assets:
   Cash                                                                       $        77,000    $        55,000    $         6,000
   Fees receivable (net of allowance for doubtful accounts of
      $7,000 and $75,000 in 1999 and 1998)                                            306,000            183,000            218,000
   Prepaid data processing fees                                                       320,000
   Prepaid expenses and other current assets                                          197,000            201,000             18,000
                                                                              ---------------    ---------------    ---------------

              Total current assets                                                    900,000            439,000            242,000

Fixed assets (net of accumulated depreciation and amortization)                     1,709,000          1,539,000            887,000
Restricted cash                                                                                           91,000             87,000
Security deposits and other assets                                                    118,000             78,000             62,000
                                                                              ---------------    ---------------    ---------------

                                                                              $     2,727,000    $     2,147,000    $     1,278,000
                                                                              ===============    ===============    ===============

LIABILITIES AND CAPITAL DEFICIENCY
Current liabilities:
   Accounts payable                                                           $       770,000    $       872,000    $       555,000
   Accrued expenses and other current liabilities                                     663,000            999,000            817,000
   Current maturities of long-term debt                                            19,067,000         12,467,000          4,758,000
   Current portion of capital lease obligation                                                            59,000             92,000
                                                                              ---------------    ---------------    ---------------

              Total current liabilities                                            20,500,000         14,397,000          6,222,000

Long-term debt, less current maturities                                                                   14,000            203,000
Capital lease obligation, less current portion                                                                               59,000
                                                                              ---------------    ---------------    ---------------

                                                                                   20,500,000         14,411,000          6,484,000
                                                                              ---------------    ---------------    ---------------

Commitments and other matters

Capital deficiency:
   Redeemable preferred stock, $.01 par value, authorized
      5,000,000 shares:
        Series A (new) - 819,092 shares issued and outstanding in
           2000, 1999 and 1998; redeemable at $4,095,460                            4,076,000          3,996,000          3,889,000
   Common stock:
      Class A - voting $.01 par value, authorized 2,000,000 shares; 292,513 shares issued and outstanding in 2000, 291,388 shares issued and outstanding in 1999, and 279,211 shares issued
        and outstanding in 1998                                                         3,000              3,000              3,000
      Class B - nonvoting $.01 par value, authorized 150,000 shares;
        52,465 shares issued and outstanding in 2000, 53,590 shares issued and outstanding in 1999 and 55,660 issued and
        outstanding in 1998                                                             1,000              1,000              1,000
Additional paid-in capital                                                          4,019,000          4,015,000          3,999,000
Accumulated deficit                                                               (25,872,000)       (20,279,000)       (13,048,000)
Note receivable - officer                                                                                                   (50,000)
                                                                              ---------------    ---------------    ---------------

                                                                                  (17,773,000)       (12,264,000)        (5,206,000)
                                                                              ---------------    ---------------    ---------------

                                                                              $     2,727,000    $     2,147,000    $     1,278,000
                                                                              ===============    ===============    ===============

See notes to financial statements

UNITED/HEALTHSCOPE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       NINE MONTHS ENDED
                                                          SEPTEMBER 30,                YEAR ENDED DECEMBER 31,
                                                ------------------------------      ------------------------------
                                                    2000              1999              1999              1998
                                                ------------      ------------      ------------      ------------
                                                        (UNAUDITED)

Revenue                                         $  5,727,000      $  3,047,000      $  4,062,000      $  2,534,000
                                                ------------      ------------      ------------      ------------

Cost of services                                   5,923,000         3,198,000         4,586,000         2,557,000
Selling, general and administrative expense        3,633,000         3,732,000         5,317,000         3,121,000
Depreciation and amortization                        297,000           223,000           343,000           308,000
                                                ------------      ------------      ------------      ------------

                                                   9,853,000         7,153,000        10,246,000         5,986,000
                                                ------------      ------------      ------------      ------------

Loss from operations                              (4,126,000)       (4,106,000)       (6,184,000)       (3,452,000)
Interest expense                                   1,387,000           558,000           940,000           348,000
                                                ------------      ------------      ------------      ------------

Net loss                                        $ (5,513,000)     $ (4,664,000)     $ (7,124,000)     $ (3,800,000)
                                                ============      ============      ============      ============

See notes to financial statements

UNITED/HEALTHSCOPE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CAPITAL DEFICIENCY
(NOTE E)

                                                                  REDEEMABLE PREFERRED STOCK
                                --------------------------------------------------------------------------------------------
                                          SERIES A                        SERIES B                       SERIES C
                                ----------------------------    ---------------------------    ---------------------------
                                    SHARES          PAR            SHARES          PAR            SHARES          PAR
                                ------------    ------------    ------------   ------------    ------------   ------------

BALANCE - DECEMBER 31, 1997        1,000,000    $  3,668,000         393,865   $  1,445,000         500,000   $  2,317,000
Accretion on preferred stock                         332,000                         41,000                         66,000
Conversion of Series A
  redeemable preferred stock
  into Class A common stock       (1,000,000)     (4,000,000)
Conversion of Series B into
  New Series A redeemable
  preferred stock                                                   (393,865)    (1,486,000)
Issuance of stock in payment
  of liabilities for services
Redesignation of Series C
  preferred stock                                                                                  (500,000)    (2,383,000)
Exchange of stock formerly
  issued in connection with
  employment contracts
Net loss
                                ------------    ------------    ------------   ------------    ------------   ------------

BALANCE - DECEMBER 31, 1998                0               0               0              0               0              0
Accretion on preferred stock
Conversion of Class B
  common stock into Class A
  common stock
Sale of stock
Issuance of warrants in
  connection with debt
Note receivable deemed
  uncollectible
Net loss
                                ------------    ------------    ------------   ------------    ------------   ------------

BALANCE - DECEMBER 31, 1999
Accretion on preferred stock
Conversion of Class B
  common stock into Class A
  common stock
Issuance of warrants in
  connection with debt
Net loss
                                ------------    ------------    ------------   ------------    ------------   ------------

BALANCE - SEPTEMBER 30,
  2000 (UNAUDITED)                         0    $          0               0   $          0               0   $          0
                                ============    ============    ============   ============    ============   ============






                                 REDEEMABLE PREFERRED STOCK                           COMMON STOCK
                                ---------------------------    -----------------------------------------------------------
                                        NEW SERIES A                      CLASS A *                     CLASS B
                                ---------------------------    ---------------------------    ----------------------------
                                   SHARES          PAR            SHARES          PAR            SHARES            PAR
                                ------------   ------------    ------------   ------------    ------------    ------------

BALANCE - DECEMBER 31, 1997                                         198,450   $      2,000          58,160    $      1,000
Accretion on preferred stock
Conversion of Series A
  redeemable preferred stock
  into Class A common stock                                          78,261          1,000
Conversion of Series B into
  New Series A redeemable
  preferred stock                    315,092   $  1,486,000
Issuance of stock in payment
  of liabilities for services          4,000         20,000
Redesignation of Series C
  preferred stock                    500,000      2,383,000
Exchange of stock formerly
  issued in connection with
  employment contracts                                                2,500         (2,500)
Net loss
                                ------------   ------------    ------------   ------------    ------------    ------------

BALANCE - DECEMBER 31, 1998          819,092      3,889,000         279,211          3,000          55,660           1,000
Accretion on preferred stock                        107,000
Conversion of Class B
  common stock into Class A
  common stock                                                       12,177                        (12,177)
Sale of stock                                                                                       10,107
Issuance of warrants in
  connection with debt
Note receivable deemed
  uncollectible
Net loss
                                ------------   ------------    ------------   ------------    ------------    ------------

BALANCE - DECEMBER 31, 1999          819,092      3,996,000         291,388          3,000          53,590           1,000
Accretion on preferred stock                         80,000
Conversion of Class B
  common stock into Class A
  common stock                                                        1,125                         (1,125)
Issuance of warrants in
  connection with debt
Net loss
                                ------------   ------------    ------------   ------------    ------------    ------------

BALANCE - SEPTEMBER 30,
  2000 (UNAUDITED)                   819,092   $  4,076,000         292,513   $      3,000          52,465    $      1,000
                                ============   ============    ============   ============    ============    ============








                                    ADDITIONAL                        NOTE
                                     PAID-IN       ACCUMULATED     RECEIVABLE -
                                     CAPITAL         DEFICIT         OFFICER           TOTAL
                                   ------------    ------------    ------------    ------------

BALANCE - DECEMBER 31, 1997                        $ (8,809,000)   $    (50,000)   $ (1,426,000)
Accretion on preferred stock                           (439,000)                              0
Conversion of Series A
  redeemable preferred stock
  into Class A common stock        $  3,999,000                                               0
Conversion of Series B into
  New Series A redeemable
  preferred stock                                                                             0
Issuance of stock in payment
  of liabilities for services                                                            20,000
Redesignation of Series C
  preferred stock                                                                             0
Exchange of stock formerly
  issued in connection with
  employment contracts
Net loss                                             (3,800,000)                     (3,800,000)
                                   ------------    ------------    ------------    ------------

BALANCE - DECEMBER 31, 1998           3,999,000     (13,048,000)        (50,000)     (5,206,000)
Accretion on preferred stock                           (107,000)                              0
Conversion of Class B
  common stock into Class A
  common stock
Sale of stock
Issuance of warrants in
  connection with debt                   16,000                                          16,000
Note receivable deemed
  uncollectible                                                          50,000          50,000
Net loss                                             (7,124,000)                     (7,124,000)
                                   ------------    ------------    ------------    ------------

BALANCE - DECEMBER 31, 1999           4,015,000     (20,279,000)              0     (12,264,000)
Accretion on preferred stock                            (80,000)                              0
Conversion of Class B
  common stock into Class A
  common stock
Issuance of warrants in
  connection with debt                    4,000                                           4,000
Net loss                                             (5,513,000)                     (5,513,000)
                                   ------------    ------------    ------------    ------------

BALANCE - SEPTEMBER 30,
  2000 (UNAUDITED)                 $  4,019,000    $(25,872,000)   $          0    $(17,773,000)
                                   ============    ============    ============    ============


* The Class A common stock reflects the redesignation of common stock.

See notes to financial statements

UNITED/HEALTHSCOPE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,             YEAR ENDED DECEMBER 31,
                                                                     ----------------------------   ----------------------------
                                                                         2000            1999            1999           1998
                                                                     ------------   -------------   ------------    ------------
                                                                              (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                          $ (5,513,000)  $  (4,664,000)  $ (7,124,000)   $ (3,800,000)
   Adjustments to reconcile net loss to net cash used in
      operating activities:
        Depreciation and amortization                                     297,000         223,000        343,000         308,000
        Interest paid by issuance of warrants                               4,000          16,000         16,000          75,000
        Decrease in allowance for doubtful accounts                        (7,000)        (68,000)       (68,000)
        Loss on write-off of officer note receivable                                                      50,000
        Loss on sale or disposal of fixed assets                                                                          16,000
        Changes in:
           Fees receivable                                               (116,000)        (37,000)       103,000         267,000
           Prepaid expenses and other current assets                     (316,000)          6,000       (183,000)         23,000
           Security deposits and other assets                             (40,000)                       (16,000)         12,000
           Accounts payable, accrued expenses and other liabilities      (398,000)        352,000        499,000          35,000
                                                                     ------------   -------------   ------------    ------------

              Net cash used in operating activities                    (6,089,000)     (4,172,000)    (6,380,000)     (3,064,000)
                                                                     ------------   -------------   ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of fixed assets                                           (467,000)       (647,000)      (995,000)       (216,000)
   Restricted cash                                                         91,000          (4,000)        (4,000)         (4,000)
                                                                     ------------   -------------   ------------    ------------

              Net cash used in investing activities                      (376,000)       (651,000)      (999,000)       (220,000)
                                                                     ------------   -------------   ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash overdraft                                                                                                        (18,000)
   Proceeds from notes payable                                          6,546,000       5,490,000      7,777,000       3,762,000
   Payments on notes payable                                                             (206,000)      (257,000)       (371,000)
   Payments on capital lease                                              (59,000)        (69,000)       (92,000)        (83,000)
                                                                     ------------   -------------   ------------    ------------

              Net cash provided by financing activities                 6,487,000       5,215,000      7,428,000       3,290,000
                                                                     ------------   -------------   ------------    ------------

NET INCREASE IN CASH                                                       22,000         392,000         49,000           6,000
Cash - beginning of year                                                   55,000           6,000          6,000
                                                                     ------------   -------------   ------------    ------------

CASH - END OF YEAR                                                   $     77,000   $     398,000   $     55,000    $      6,000
                                                                     ============   =============   ============    ============

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND
   FINANCING ACTIVITIES:
      The Company accreted interest on its preferred stock           $     80,000   $      80,000   $    107,000    $    439,000
      In 1998, the company converted Series A preferred stock
        into common stock                                                                                           $  4,000,000
      In 1998, the Company issued shares of common stock in
        payment of liabilities for services rendered                                                                $     20,000
      In 2000, the Company issued notes payable in payment
        of accounts payable                                          $     40,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                            $     93,000   $      89,000   $    103,000    $     83,000


See notes to financial statements

UNITED/HEALTHSCOPE, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 1998
(UNAUDITED WITH RESPECT TO SEPTEMBER 30, 2000 AND FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999)

NOTE A - THE COMPANY

United/Healthscope, Inc. was incorporated on March 8, 1993. United/Healthscope, Inc. and its subsidiaries (the "Company") are engaged in the business of contract management services with publicly funded and commercially managed care programs.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred substantial losses since inception and has a working capital deficiency of approximately $13,958,000 and $19,600,000 and an equity deficiency of approximately $12,264,000 and $17,773,000 at December 31, 1999 and September 30, 2000,
respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recovery and classification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. Management's plan includes being acquired by a Company with the financial resources to infuse the needed capital to fund its operations while the Company implements a plan to improve operational efficiencies, reduce fixed overhead and improve sales. During November 2000, the Company was acquired by XCare.net, Inc., a publicly traded company, in a stock-for-stock transaction. Holders of approximately $19,000,000 of the Company's loans converted their debt to equity. See Note D for loans made by XCare.net, Inc. to the Company. A shareholder that owns approximately 15% of XCare.net, Inc. owned a controlling interest in the Company, prior to the November 2000 acquisition.

UNAUDITED INTERIM FINANCIAL STATEMENTS:

The accompanying financial statements and related information as of September 30, 2000 and for the nine- month periods ended September 30, 2000 and 1999, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The unaudited financial statements included herein have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary for a fair presentation in accordance with generally accepted accounting principles. The results for the nine-month period ended September 30, 2000 are not necessarily indicative of the results expected for the full year.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]  PRINCIPLES OF CONSOLIDATION:

     The consolidated financial statements include the accounts of United/Healthscope, Inc. and its wholly owned subsidiaries. All material intercompany balances and transactions are eliminated in

UNITED/HEALTHSCOPE, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 1998
(UNAUDITED WITH RESPECT TO SEPTEMBER 30, 2000 AND FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999)


     consolidation. Certain 1998 balances have been reclassified to conform to current year presentation.

[2]  FIXED ASSETS:

     Furniture and equipment are stated at cost and are depreciated on the straight-line method over their estimated useful lives of three to five years. Leasehold improvements are amortized over the lesser of the economic useful life of the improvements or the term of the lease.

[3]  SOFTWARE DEVELOPMENT COSTS:

     In accordance with Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", costs related to the development of software, other than those costs incurred during the applications development stage, are expensed as incurred. Costs incurred during the applications development stage are capitalized and amortized using the straight-line method over an estimated useful life of three years beginning when the software is ready for its intended use.

[4]  REVENUE RECOGNITION:

     Revenues are recognized when services are provided.

[5]  USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

[6]  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     The fair value of the Company's financial instruments, including cash, restricted cash, fees receivable, accounts payable and accrued expenses and other current liabilities approximate their carrying values because of their short-term maturities. The Company believes it is not practicable to estimate the fair value of current maturities of long-term debt, since these instruments are closely held and recent borrowings have been from related parties.

UNITED/HEALTHSCOPE, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 1998
(UNAUDITED WITH RESPECT TO SEPTEMBER 30, 2000 AND FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999)


NOTE C - FIXED ASSETS

Fixed assets consists of the following:

                                                                                             DECEMBER 31,
                                                               SEPTEMBER 30,       -----------------------------
                                                                    2000                1999             1998
                                                               -------------       ------------     ------------
                                                               (UNAUDITED)

Furniture and fixtures                                         $    315,000        $    299,000     $    174,000
Office equipment (includes a capital lease of $266,000)           1,902,000           1,810,000        1,353,000
Leasehold improvements                                              119,000             122,000           71,000
Software development costs                                          724,000(1)          362,000
                                                               ------------        ------------     ------------

                                                                  3,060,000           2,593,000        1,598,000
Less accumulated depreciation and amortization                    1,351,000           1,054,000          711,000
                                                               ------------        ------------     ------------

                                                               $  1,709,000        $  1,539,000     $    887,000
                                                               ============        ============     ============

(1)  Includes approximately $600,000 paid to XCare.net, Inc.

NOTE D - NOTES PAYABLE

In connection with the sale of the Company, in November 2000 approximately $19,000,000 of notes were converted to capital stock.

Notes payable consisted of:



                                                                                          DECEMBER 31,
                                                                  SEPTEMBER 30,   ----------------------------
                                                                      2000            1999            1998
                                                                  -----------     -----------     ------------
                                                                  (UNAUDITED)

Atlantic Medical Capital ("AMC") - borrowings
   under a credit facility, bearing interest at
   prime plus 2% and due on December 31, 2000 (1)                 $13,800,000     $ 9,750,000     $ 3,065,000
Convertible bridge loan - bearing interest at prime plus
   2%, payable the earlier of December 31, 2000
   or upon obtaining equity funding (2)                             1,437,000       1,437,000       1,437,000
Former landlord - payable in monthly installments of
   $7,500 plus interest at 12 1/2% through March 1, 2000                               22,000         112,000
Synertech Health Solutions, Inc. - settlement of litigation -
   initial payment of $50,000, in January 1998, remainder
   payable in monthly installments of $13,389 plus interest
   at 2% over prime through January 31, 2001                           69,000         181,000         347,000
Loan payable bearing interest at prime plus 2% and
   due December 31, 2000 (3)                                          115,000
XCare.net, Inc. loan - payable bearing interest at prime
   plus 2% and due December 31, 2000                                1,462,000
Accrued interest                                                    2,184,000       1,091,000
                                                                  -----------     -----------     -----------

                                                                   19,067,000      12,481,000       4,961,000
Less current portion                                               19,067,000      12,467,000       4,758,000
                                                                  -----------     -----------     -----------

Total long-term debt                                              $         0     $    14,000     $   203,000
                                                                  ===========     ===========     ===========

UNITED/HEALTHSCOPE, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 1998
(UNAUDITED WITH RESPECT TO SEPTEMBER 30, 2000 AND FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999)


(1) In connection with this line of credit, the Company issued warrants to purchase 164,900 shares of its common stock at $.01 per share expiring on October 31, 2002. The Company valued the warrants at a nominal value which management believed approximated fair value. The debt and accrued interest are convertible into Series A preferred stock at a conversion price defined in the agreement. AMC increased the Company's credit facility, through a series of amendments, from $5,000,000 as of December 31, 1998 to $12,500,000 as of December 31, 1999, and to $13,900,000 as of September 30,
     2000.

(2) In June 1998, the Company obtained additional financing from an entity related to AMC by common ownership in the form of a convertible bridge loan of $1,437,000. The principal and unpaid accrued interest is convertible at the lender's option into Series A preferred stock at a conversion price defined in the agreement.

(3) Consists of $75,000 from officers of the Company, and $40,000 in settlement of outstanding accounts payable. In connection with these borrowings, the Company granted warrants to buy 1,149 shares of Class A common stock at $.01 per share, exercisable through February 24, 2005.

The above loans are secured by substantially all the assets of the Company.


NOTE E - CAPITAL DEFICIENCY

[1]  PREFERRED AND COMMON STOCK:

     (a) The New Series A preferred shares are entitled to dividends and liquidating preferences over common stock. The holders may convert the Series A into common stock at 90% of the public offering price in the event of a public offering, and have voting rights as a separate class on major Company decisions.

          The redemption of the Series A stock shall occur automatically on the earlier of a public offering, the sale of all of the stock or assets of the Company, or on May 2, 2001. The Company may voluntarily retire the Series A in whole or in part at any time upon ten days notice. The redemption price of these shares is $5 per share plus any dividends declared and unpaid. In November 2000, the Company was acquired in a stock-for-stock transaction by a publicly traded company.

     (b) The Class B common stock is nonvoting and approximately 50,000 shares are subject to forfeiture in 2000 if certain operating results are not met. However, if the operating results are met, the Company will recognize an additional expense equal to the then fair market value of such 50,000 shares. Certain officers' Class B common stock is being converted into Class A common stock over a vesting period through October 2000.

     (c) In November 1998, the holder converted the Series A preferred stock into 78,621 shares of Class A common stock at a conversion price of $51.11 per share. On the same date, the Series B preferred stock was converted into 315,092 shares of Series C preferred stock. Series C preferred stock was renamed as New Series A preferred stock.

     (d) As part of the restructuring, the officers agreed to exchange their outstanding shares of Class B common stock for Class A common stock.

[2]  WARRANTS:

     The Company has the following warrants outstanding at:

                      SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                          2000           1999           1998
                        NUMBER OF      NUMBER OF      NUMBER OF      EXERCISE        EXPIRATION
                         SHARES          SHARES         SHARES         PRICE            DATE
                      -------------   ------------  --------------   --------    ------------------

Class A common stock        6,620(a)      6,620(a)        6,620(a)   $   .01     May 2, 2002
Class A common stock      164,900(b)    137,500(b)       70,000(b)       .01     October 31, 2002
Class A common stock        4,000(c)      4,000(c)        4,000(c)       .01     December 31, 2002
Class A common stock       14,366(d)     14,366(d)       14,366(d)       .01     June 30, 2004
Class A common stock       12,336(e)                                     .01     February 24, 2005
                      -----------     ---------     -----------
                          202,222       162,486          94,986
                      ===========     =========     ===========

(a) Issued in connection with the Company's recapitalization in 1997. The exercise price is adjustable pursuant to a formula as defined in the warrant agreement.

UNITED/HEALTHSCOPE, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 1998
(UNAUDITED WITH RESPECT TO SEPTEMBER 30, 2000 AND FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999)



(b)  Issued in connection with AMC's line of credit (see Note D).

(c) Issued together with shares of preferred Series C stock as satisfaction of outstanding liability.

(d)  Issued in connection with the bridge loan (see Note D).

(e) Includes 11,187 warrants issued subsequent to December 31, 1999 in connection with the extension of maturity dates on bridge loans, and 1,149 warrants issued in connection with new borrowings (see Note D).


NOTE F - CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

The Company's revenues from three customers accounted for 57%, 25% and 12% of total revenues for the nine months ended September 30, 2000. The same three customers accounted for 31%, 46% and 17% of total revenues for the year ended December 31, 1999. Two of the same customers accounted for 51% and 19% and a third customer accounted for 29% of revenues in 1998.

The Company's fees receivable are due primarily from three customers which amounts represent approximately 41%, 37% and 13% of total receivables at September 30, 2000. One customer accounted for approximately 77% at December 31, 1999 and two customers accounted for 31% and 67% at December 31, 1998.


NOTE G - COMMITMENTS AND OTHER MATTERS

[1]  LEASES:

     At December 31, 1999, the Company leased office space and equipment to various dates through the year 2001; approximate rental commitments were as follows:

   PERIOD ENDING                    OFFICE       EQUIPMENT
    DECEMBER 31,                    LEASES        LEASES
   -------------                 -----------    ----------

     2000                        $   295,000    $   61,000
     2001                             25,000        12,000

     Certain of the leases provide for escalation charges. Rent expense for premises was approximately $332,000, $198,000, $316,000 and $226,000 for the nine months ended September 30, 2000 and 1999 and years ended December 31, 1999 and 1998, respectively, and rent for equipment was approximately $104,000, $79,000, $105,000 and $109,000 for the periods ended September
     30, 2000 and 1999 and December 31, 1999 and 1998, respectively.

     In November 2000, the Company entered into a lease extension amendment contingent on the Company being acquired by XCare.net, Inc. The amendment provides that, effective January 1, 2001, rent will be approximately $200,000 per annum through September 2007 for reduced office space.

[2]  EMPLOYMENT AGREEMENTS:

     As of September 30, 2000, the Company had employment contracts with its President and Chief Executive Officer, Chief Financial Officer and its Chief Operating Officer for aggregate annual salaries of $560,000. The Chief Executive Officer's contract expires October 31, 2000. The other contracts have no expiration dates, but may be terminated with cause. Upon termination, the

UNITED/HEALTHSCOPE, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 1998
(UNAUDITED WITH RESPECT TO SEPTEMBER 30, 2000 AND FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999)


     officers are entitled to severance pay as defined in the contracts. Subsequent to the acquisition of the Company during November 2000, the employment contracts for the President and Chief Executive Officer, Chief Financial Officer and the Chief Operating Officer have been terminated.

NOTE H - INCOME TAXES

The Company has net operating loss carryforwards of $22,500,000 and $18,400,000 at September 30, 2000 and December 31, 1999, respectively, expiring from 2008 to 2018. The Tax Reform Act of 1986 contains provisions which limit the use of available net operating loss carryforwards in any given year should certain events occur, including significant (greater than 50%) changes in ownership. On September 20, 1996, new owners took effective control of the Company which resulted in at least a 50% change in ownership. As a result of this ownership change $5,749,000 of the available loss is subject to an annual limitation which will substantially limit the utilization of such loss. The acquisition of the Company during November 2000 will result in a change in ownership greater than 50% and will further limit the use of available losses.

The principal components of net deferred income tax assets (liabilities) and the valuation allowance are as follows:

                                                                                  DECEMBER 31,
                                                       SEPTEMBER 30,     ------------------------------
                                                            2000             1999              1998
                                                       ------------      ------------      ------------
                                                       (UNAUDITED)

Deferred tax assets (liabilities):
  Fixed assets                                         $   (138,000)     $   (154,000)
  Accrued expenses and other                              1,117,000           532,000      $    (69,000)
  Federal and state net operating loss carryforwards      9,225,000         7,544,000         5,002,000
                                                       ------------      ------------      ------------

                                                         10,204,000         7,922,000         4,933,000
  Valuation allowance                                   (10,204,000)       (7,922,000)       (4,933,000)
                                                       ------------      ------------      ------------

  Net deferred taxes                                   $          0      $          0      $          0
                                                       ============      ============      ============

The valuation allowance increased by 2,282,000, $1,409,000 and $2,989,000 for the nine months ended September 30, 2000 and the years ended December 31, 1999 and 1998, respectively. These increases were due principally to the net operating losses incurred. Management has provided a full valuation allowance due to uncertainty of realization of the related income tax benefits.


NOTE I - RELATED PARTY TRANSACTIONS

The Company incurred legal fees to an officer/stockholder of approximately $45,000 for the nine months periods ended September 30, 2000 and 1999 and $60,000 for the years ended December 31, 1999 and 1998, respectively. The Company incurs a $5,000 per month monitoring fee to AMC in relation to the line of credit (Note D) and also reimburses AMC for expenses related thereto. The amounts incurred for such reimbursements for the nine months ended September 30, 2000 and 1999 and the year ended December 31, 1999 were $136,000, $11,000 and $11,000, respectively. The amount

UNITED/HEALTHSCOPE, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1999 AND 1998
(UNAUDITED WITH RESPECT TO SEPTEMBER 30, 2000 AND FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999)



owed to AMC as of September 30, 2000 was $343,000, which amount is included in accrued expenses and other current liabilities as of that date.

During the nine months ended September 30, 2000, the Company paid $320,000 to XCare.net, Inc. for future data processing services.


NOTE J - RETIREMENT PLAN

Effective April 1, 2000, the Company adopted a 401(k) pension plan available to all full time eligible employees. Under the plan, employees may elect to defer a portion of their annual compensation, not to exceed 20% or the maximum amount allowed by the Internal Revenue Service. The Company is required to match up to 50% of the first 6% contributed to the plan, and expensed approximately $67,000 for the period ended September 30, 2000.

(b)  Pro Forma Financial Information

     The required pro forma financial information is set forth below.

                     Unaudited Pro Forma Condensed Combined
                              Financial Information

     On November 8, 2000, XCare.net purchased all the outstanding stock of Advica Health Resources ("Advica") in a transaction accounted for as a purchase. In connection with the purchase, XCare.net issued 70,000 shares of its common stock and including cash, investment in Advica, net deferred revenue and accounts receivable from Advica and professional fees directly related to the acquisition, resulted in purchase price of approximately $2.2 million.

     The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Advica as if it occurred on September 30, 2000. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2000 and twelve months ended December 31, 1999 give effect to the Advica acquisition as if it had occurred on January 1, 1999. The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical financial statements of XCare.net and Advica.

   The purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial information are preliminary and have been made solely for purposes of developing such unaudited pro forma condensed combined financial information and will be adjusted upon the final determination of the fair values.

     The pro forma adjustments do not reflect any operating efficiencies or cost savings that may be achieved with respect to the combined companies. The following pro forma condensed combined financial information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the dates discussed above, or at the beginning of the periods, during which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes.

   A valuation of intangible assets acquired is being conducted by an independent third-party appraisal company and is expected to be completed during the first quarter of 2001. In addition, management is in the process of assessing and formulating its integration plans, which are expected to include employee separations. The finalization of these plans could result in material change to the estimate of accrued purchase price restructuring reserves.

   Based on a preliminary allocation of the purchase price, the amounts allocated to tangible and intangible assets less liabilities assumed exceed the purchase price by approximately $1.4 million. The excess consideration allocated to goodwill will be amortized over 3 years.

                                    XCARE.NET
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                                                  ADVICA HEALTH     PRO FORMA       PRO FORMA
                                                                 XCARE.NET, INC.    RESOURCES      ADJUSTMENTS       COMBINED
                                                                 --------------   -------------  --------------     ----------

Current assets
Cash and cash equivalents                                         $   86,924      $       77     $     (830)(c)     $   86,171
Accounts receivable, net                                               1,279             306           (104)(a)          1,481
Receivable from affiliates                                               672              --                               672
Work performed in advance of billings                                  1,026              --                             1,026
Other current assets                                                   1,980             517           (319)(f)          2,178
                                                                  ----------      ----------     ----------         ----------
  Total current assets                                                91,881             900         (1,253)            91,528

Property and equipment, net                                            3,349           1,709           (100)(f)          4,958
Purchased software, net                                                  354              --                               354
Investment in Advica                                                      --              --             --                 --
Goodwill                                                                                              1,426 (c)          1,426
Other assets                                                           1,538             118           (587)(c)          1,069
                                                                  ----------      ----------     ----------         ----------
  Total assets                                                    $   97,122      $    2,727     $     (514)        $   99,335
                                                                  ==========      ==========     ==========         ==========

Current Liabilities
Accounts payable                                                  $      684      $      770     $     (275)(a)(f)  $    1,179
Accrued liabilities                                                    1,718             663            844 (f)          3,225
Unearned revenues                                                        535              --                               535
Current portion of long term debt and capital lease obligations           52          19,067        (19,067)(b)             52
                                                                  ----------      ----------     ----------         ----------
  Total liabilities                                                    2,989          20,500        (18,498)             4,991
                                                                  ----------      ----------     ----------         ----------

Preferred stock                                                           --           4,076         (4,076)(d)             --
Common stock                                                             163               4             (4)(a)            163
Additional paid in capital                                           121,173           4,019         (3,511)(c)(d)     121,681
Unearned compensation, net                                              (833)             --             --               (833)
Accumulated deficit                                                  (26,370)        (25,872)        25,575 (b)(d)     (26,667)
                                                                  ----------      ----------     ----------         ----------
  Total stockholders' equity (deficit)                                94,133         (17,773)        17,984             94,344
                                                                  ----------      ----------     ----------         ----------
    Total liabilities and stockholders' equity (deficit)          $   97,122      $    2,727     $     (514)        $   99,335
                                                                  ==========      ==========     ==========         ==========

                                    XCARE.NET
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT FOR PER SHARE INFORMATION)


                                                                        ADVICA HEALTH          PRO FORMA        PRO FORMA
                                                     XCARE.NET, INC.      RESOURCES           ADJUSTMENTS       COMBINED
                                                     ---------------    -------------      ----------------   ------------

REVENUES                                             $      7,502       $      5,727                (92)(a)   $     13,137


COSTS AND EXPENSES
  COSTS OF REVENUE                                          9,003              6,107                (92)(a)         15,018
  SALES AND MARKETING                                       4,204                 --                                 4,204
  GENERAL AND ADMINISTRATIVE                                6,886              3,746                                10,632
  RESEARCH AND DEVELOPMENT                                  1,877                 --                                 1,877
  DEPRECIATION AND AMORTIZATION                                --                 --                360 (c)            360
  STOCK COMPENSATION EXPENSE                                1,210                 --                                 1,210
                                                     ------------       ------------       ------------       ------------
TOTAL OPERATING EXPENSES                                   23,180              9,853                268             33,301
                                                     ------------       ------------       ------------       ------------

LOSS FROM OPERATIONS
                                                          (15,678)            (4,126)              (360)           (20,164)

OTHER INCOME (EXPENSE)
  INTEREST INCOME (EXPENSE)                                 3,649             (1,387)             1,387 (b)          3,649
                                                     ------------       ------------       ------------       ------------


INCOME (LOSS) BEFORE INCOME TAXES                         (12,029)            (5,513)             1,027            (16,515)
                                                     ------------       ------------       ------------       ------------

INCOME TAX EXPENSE (BENEFIT)                                   --                 --                 --                 --
                                                     ------------       ------------       ------------       ------------


NET INCOME (LOSS)                                    $    (12,029)      $     (5,513)      $      1,027       $    (16,515)
                                                     ============       ============       ============       ============

NET LOSS PER COMMON SHARE--BASIC                     $      (0.88)                         $      14.67       $      (1.20)
                                                     ============                          ============       ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING--BASIC    $     13,746                          $         70 (c)   $     13,816 (g)
                                                     ============                          ============       ============

NET LOSS PER COMMON SHARE--DILUTED                   $      (0.88)                         $      14.67       $      (1.20)
                                                     ============                          ============       ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING--DILUTED        13,746                                    70 (c)         13,816 (g)
                                                     ============                          ============       ============

                                    XCARE.NET
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      TWELVE MONTHS ENDED DECEMBER 31, 1999
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT FOR PER SHARE INFORMATION)


                                                                      ADVICA HEALTH          PRO FORMA        PRO FORMA
                                                   XCARE.NET, INC.      RESOURCES           ADJUSTMENTS       COMBINED
                                                   ---------------    -------------      ----------------   ------------

REVENUES                                           $      4,853       $      4,062               (275)(a)   $      8,640


COSTS AND EXPENSES
  COSTS OF REVENUE                                        3,923              4,745               (275)(a)          8,393
  SALES AND MARKETING                                     1,105                 --                                 1,105
  GENERAL AND ADMINISTRATIVE                              1,867              5,501                                 7,368
  RESEARCH AND DEVELOPMENT                                  575                 --                                   575
  DEPRECIATION AND AMORTIZATION                              --                 --                475(c)             475
  STOCK COMPENSATION EXPENSE                                504                 --                                   504
                                                   ------------       ------------       ------------       ------------
TOTAL OPERATING EXPENSES                                  7,974             10,246                200             18,420
                                                   ------------       ------------       ------------       ------------

LOSS FROM OPERATIONS                                     (3,121)            (6,184)              (475)            (9,780)

OTHER INCOME (EXPENSE)
  INTEREST INCOME (EXPENSE)                                 (67)              (940)               940 (b)            (67)
                                                   ------------       ------------       ------------       ------------

INCOME (LOSS) BEFORE INCOME TAXES                        (3,188)            (7,124)               465             (9,847)
                                                   ------------       ------------       ------------       ------------

INCOME TAX EXPENSE (BENEFIT)                                 --                 --                 --                 --
                                                   ------------       ------------       ------------       ------------

NET INCOME (LOSS)                                        (3,188)            (7,124)               465             (9,847)
                                                   ============       ============       ============       ============


NET LOSS PER COMMON SHARE--BASIC                          (0.42)                         $       6.64       $      (1.28)
                                                   ============                          ============       ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING--BASIC         7,642 (e)                                70 (c)          7,712 (g)
                                                   ============                          ============       ============

NET LOSS PER COMMON SHARE--DILUTED                        (0.42)                                 6.64              (1.28)
                                                   ============                          ============       ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING--BASIC         7,642 (e)                                70 (c)          7,712 (g)
                                                   ============                          ============       ============

(a) Represents the elimination of Advica related revenues, receivables and deferred revenues.

(b) Represents the conversion of Advica's debt to equity resulting from the acquisition.

(c) A new basis will be established for Advica's assets and liabilities by relating the total acquisition consideration to the fair values thereof. The following represents the step up of Advica's assets and liabilities to record the issuance of equity securities as consideration for the Advica stock and the related purchase price allocation, including direct costs, under the purchase method of accounting. The portion of the consideration assigned to goodwill represents the excess of the cost over the fair value of the net assets acquired.


Value assigned to 70,000 shares of XCare.net
  common stock                                         $    507,500
Cash                                                        830,000
Investment in Advica                                      1,181,560
Deferred revenue from Advica                               (630,300)
Merger-related expenses                                     244,622
Accounts receivable from Advica                              65,176
                                                       ------------
                                                          2,198,558
Historical net book value of Advica                        (772,799)
                                                       ------------
Preliminary goodwill                                      1,425,759
                                                       ============


The excess consideration allocated to goodwill will be amortized over 3 years.

(d) Reflects the elimination of the stockholder's equity accounts of Advica.

(e) XCare.net shares are pro forma to assume the conversion of all outstanding convertible preferred stock issued into common stock.

(f) Represents merger-related expenses and purchase accounting reserves.

(g) Unaudited pro forma combined basic and diluted net loss per share also includes 70,000 shares of common stock issued in connection with the Advica acquisition. Common equivalent shares from stock options are excluded from the computation as their effect is anti-dilutive.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                XCARE.NET, INC.



Date: February 6, 2001                          By: /s/ Gary T. Scherping
      -----------------                             ----------------------------
                                                    Gary T. Scherping
                                                    Vice President of Finance